EXHIBIT 23.3





                          CONSENT OF DELOITTE & TOUCHE

We consent to the incorporation by reference in this Registration Statement of Bay View Capital Corporation on Form S-4 of our report dated January 26, 1998 appearing in the Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy, which is a part of this Registration Statement.

                                        /s/Deloitte & Touche

San Francisco, California
July 19, 1999